UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported):

October 14, 2014

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2014, Advanced Micro Devices, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing (i) that Rory P. Read had stepped down from his positions as the Company’s President and Chief Executive Officer and as a director on the Company’s Board of Directors (the “Board”), and (ii) that the Board had appointed Dr. Lisa T. Su as the Company’s President and Chief Executive Officer and as a director on the Board. At that time, the Company disclosed that Mr. Read’s Transition, Separation Agreement and Release and Dr. Su’s Employment Agreement were still being negotiated.

The Company is filing this Current Report on Form 8-K/A to report that on October 14, 2014, the Company entered into a Transition, Separation Agreement and Release with Mr. Read, effective as of October 8, 2014 (the “Separation Agreement”), and the Company entered into an at-will Employment Agreement with Dr. Su, effective as of October 8, 2014 (the “Employment Agreement”).

Separation Agreement

Pursuant to the Separation Agreement, the parties agreed that Mr. Read would continue his employment with the Company as a non-executive employee from October 8, 2014 (the “Transition Date”) through December 31, 2014, when his employment with the Company will end (the “Termination Date”). During the period from the Transition Date to the Termination Date, Mr. Read will continue to receive the salary and benefits he received immediately prior to the Transition Date.

As consideration for Mr. Read’s (i) execution of the Separation Agreement and compliance with its terms and conditions, and (ii) timely execution and non-revocation of a full release of all claims related to his employment with the Company as set forth in Exhibit A of the Separation Agreement (the “Release”), the Separation Agreement provides for payments and benefits to Mr. Read, including:

•	Within 10 business days following the Effective Date (as defined in the Release), the Company will make a one-time lump-sum cash payment to Mr. Read in the amount of $5 million.

•	On the Termination Date, (i) the stock options for an aggregate of 1,673,766 shares of the Company’s common stock granted to Mr. Read on June 15, 2012 and July 22, 2013 will become fully vested and exercisable to the extent not vested as of the Termination Date, (ii) the stock options for 764,939 of the 1,019,921 shares of the Company’s common stock granted to Mr. Read on August 12, 2014 will become fully vested and exercisable, and (iii) the stock options for the remaining 254,982 shares of the Company’s common stock granted to Mr. Read on August 12, 2014 will be cancelled and forfeited. All vested and outstanding stock options held by Mr. Read as of the Termination Date will be exercisable for one year following the Termination Date in accordance with the provisions of the Company’s 2004 Equity Incentive Plan (as amended and restated, the “2004 Plan”) and the applicable award agreement.

•

On the Termination Date, (i) the time-based restricted stock units representing an aggregate of 678,207 shares of the Company’s common stock granted to Mr. Read on June 15, 2012 and July 22, 2013 will become fully vested to the extent not vested as of the Termination Date, (ii) the time-based restricted stock units representing 264,227 of the 396,341 shares of the Company’s common stock granted to Mr. Read on August 12, 2014 will become fully vested, and (iii) the time-based restricted stock units for the remaining 132,114 shares of the Company’s common stock granted to Mr. Read on August 12, 2014 will be cancelled and forfeited. The vested time-

based restricted stock units will be settled in accordance with the provisions of the 2004 Plan and the applicable award agreement.

•	On the Termination Date, Mr. Read will be deemed to have satisfied the continued service requirements to the vesting of the performance-based restricted stock units granted to Mr. Read on June 15, 2012, July 22, 2013 and August 12, 2014, representing, at target, an aggregate of 2,149,096 shares of the Company’s common stock and, at maximum, an aggregate of 3,754,278 shares of the Company’s common stock. These performance-based restricted stock units will be earned or forfeited based on actual performance for the applicable performance period in accordance with the applicable award agreement. Any earned performance-based restricted stock units will be settled on the vesting dates specified in the applicable award agreement, in each case subject to and in accordance with the provisions of the 2004 Plan and the applicable award agreement.

•	The Company will pay Mr. Read an annual cash bonus with respect to the Company’s 2014 fiscal year under the terms of the Company’s Executive Incentive Plan, which will be paid at the same time as the Company pays bonuses to the Company’s Senior Vice Presidents for the 2014 fiscal year under the Company’s Executive Incentive Plan.

•	If Mr. Read timely elects COBRA continuation coverage under the Company’s group medical and dental plans, the Company will reimburse Mr. Read for the COBRA premium payments for Mr. Read and his eligible dependents for up to 12 months following the Termination Date.

Pursuant to the Separation Agreement, Mr. Read is subject to a confidentiality covenant, a non-disparagement covenant, a 2-year non-compete covenant, a 2-year non-solicitation covenant and a cooperation covenant with respect to the Company, any investigation or review (whether conducted by the Company or a governmental or quasi-governmental entity) and any legal process in which Mr. Read is a named party.

The above summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreement

The Employment Agreement sets forth Dr. Su’s duties and obligations as the Company’s President and Chief Executive Officer. Pursuant to the terms of the Employment Agreement, Dr. Su is entitled to the following compensation and benefits:

•	An annual base salary of $850,000, which will be reviewed at least annually and may be adjusted by the Board (the “Base Salary”).

•	Beginning January 1, 2015, an annual cash performance bonus at a target amount of not less than 150% of Base Salary (the “Annual Bonus”), payable under the terms of the Company’s Executive Incentive Plan. Dr. Su’s 2014 target cash performance bonus under the Company’s Executive Incentive Plan will be calculated at 100% of her base salary through October 7, 2014, and 150% of her Base Salary from October 8, 2014 through December 27, 2014.

•

The Company will grant Dr. Su an annual equity award for the 2014 fiscal year with an aggregate grant date fair value equal to approximately $5 million (the “2014 Annual Equity Award”). The 2014 Annual Equity Award will be a mix of performance-based restricted stock units (with a grant date fair value equal to 50% of the award value), time-based restricted stock units (with a grant date fair value equal to 25% of the award value) and time-based stock options (with a grant date fair value equal to 25% of the award value). The target number of performance-based restricted stock units and the number of restricted stock units will be determined as the quotient obtained by dividing the applicable award value ($2.5 million in the case of the performance-based restricted stock units and $1.25 million in the case restricted stock units) by the volume-weighted average price of the Company’s common stock for the 30 day period ending on October 30, 2014. The number of stock options will be determined by converting the award value ($1.250 million) using the volume-weighted average price of the Company’s common stock for the 30 day period ending on October 30, 2014 and a binomial factor determined in accordance with the Company’s equity valuation practices.

The performance-based restricted stock units will vest in two equal installments on December 31, 2015 and 2016, provided that Dr. Su is employed by the Company on the applicable vesting date and subject to the performance conditions established by the Compensation Committee of the Board at the time of grant. The restricted stock units will vest in three equal installments on October 8, 2015, 2016 and 2017, and the stock options will vest 33 1⁄3% on October 8, 2015 and 8 1⁄3% per quarter over the next eight following quarters; provided that, in each case, Dr. Su is employed by the Company on the applicable vesting date. The exercise price of the stock options will be 100% of the fair market value of the Company’s common stock on the grant date. The 2014 Annual Equity Award will be subject to the terms and conditions of the 2004 Plan and the applicable award agreements.

•	The Company will grant Dr. Su a promotional equity award with an aggregate grant date fair value equal to approximately $2 million (the “Promotional Equity Award”). The Promotional Equity Award will be a mix of performance-based restricted stock units (with a grant date fair value equal to 50% of the award value), time-based restricted stock units (with a grant date fair value equal to 25% of the award value) and time-based stock options (with a grant date fair value equal to 25% of the award value). The target number of performance-based restricted stock units and the number of restricted stock units will be determined as the quotient obtained by dividing the applicable award value ($1 million in the case of the performance-based restricted stock units and $500,000 in the case restricted stock units) by the volume-weighted average price of the Company’s common stock for the 30 day period ending on October 30, 2014. The number of stock options will be determined by converting the award value ($500,000) using the volume-weighted average price of the Company’s common stock for the 30 day period ending on October 30, 2014 and a binomial factor determined in accordance with the Company’s equity valuation practices.

The performance-based restricted stock units will vest in two equal installments on December 31, 2015 and 2016, provided that Dr. Su is employed by the Company on the applicable vesting date and subject to the performance conditions established by the Compensation Committee of the Board at the time of grant. The restricted stock units will vest in three equal installments on October 8, 2015, 2016 and 2017, and the stock options will vest 33 1⁄3% on October 8, 2015 and 8 1⁄3% per quarter over the next eight following quarters; provided that, in each case, Dr. Su is employed by the Company on the applicable vesting date. The exercise price of the stock options will be 100% of the fair market value of the Company’s common stock on the grant date. The Promotional Equity Award will be subject to the terms and conditions of the 2004 Plan and the applicable award agreements.

The Employment Agreement may be terminated by (i) the Company for Cause (as defined in the Employment Agreement), (ii) Dr. Su’s Involuntary Termination Without Cause (as defined in the

Employment Agreement), (iii) Dr. Su’s Constructive Termination (as defined in the Employment Agreement), (iv) Dr. Su’s voluntary election to terminate her employment with the Company, or (v) Dr. Su’s death or disability.

Except as otherwise described in the next paragraph, in the event of Dr. Su’s Involuntary Termination Without Cause or Constructive Termination:

•	The Company will pay Dr. Su her earned but unpaid Base Salary through the date of termination and all other amounts to which Dr. Su is entitled under any compensation plan or practice of the Company on the date of termination.

•	Dr. Su will be credited with an additional 12 months of service for purposes of calculating the service-based vesting of any unvested equity awards granted to Dr. Su on or after October 8, 2014 and 24 months of service for purposes of calculating the service-based vesting of any unvested equity awards granted to Dr. Su before October 8, 2014. Any performance-based equity award for which the service-based vesting condition has been satisfied as of the date of termination will continue in accordance with the terms of the applicable award agreement and will be earned or forfeited based on actual performance for the applicable performance period. The settlement of any earned performance-based equity award will occur at such time as such performance-based equity award would have been settled had Dr. Su continued her employment with the Company.

•	The Company will make a lump-sum cash payment to Dr. Su in an amount equal to two times her then Base Salary.

•	The Company will, for 24 months following the date of termination, pay Dr. Su an amount equal to the COBRA premium for continuation coverage for herself and her dependents (if applicable) under the Company’s group medical and dental plans on a monthly basis.

Upon Dr. Su’s Involuntary Termination Without Cause or Constructive Termination between the public announcement of a transaction that results in a Change of Control of the Company (as defined in the Employment Agreement) and 24 months after such Change of Control of the Company:

•	The Company will pay Dr. Su her earned but unpaid Base Salary through the date of termination and all other amounts to which Dr. Su is entitled under the Company’s compensation plans or practices.

•	All unvested equity awards then held by Dr. Su will accelerate and be deemed fully vested, and all performance-based vesting conditions will be deemed achieved at the target levels set forth in the applicable award agreement.

•	The Company will make a lump-sum cash payment to Dr. Su in an amount equal to two times her then Base Salary plus two times her target Annual Bonus, each at the rate immediately prior to the date of termination or, if higher, the rate in effect six months prior to the date of termination.

•	The Company will pay Dr. Su the pro rata amount of her Annual Bonus accrued under the Company’s Executive Incentive Plan assuming performance at target levels for the portion of the year before the date of termination.

•

The Company will, for 24 months following the date of termination, pay Dr. Su an amount equal to the COBRA premium for continuation coverage for herself and her dependents (if applicable) under the Company’s group medical and dental plans on a monthly basis. In addition, the

Company will pay Dr. Su $4,000 per month for 12 months following the date of termination for financial planning and tax planning services.

Pursuant to the Employment Agreement, Dr. Su is subject to a confidentiality covenant, a non-disparagement covenant, an 18-month non-compete covenant and a non-solicitation covenant (18 months for Company customers and clients and 2 years for Company personnel).

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Transition, Separation Agreement and Release, between Rory P. Read and the Company, effective October 8, 2014

10.2	Employment Agreement, between Lisa T. Su and the Company, effective October 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Harry A. Wolin
Name:	Harry A. Wolin
Title:	Senior Vice President, General
Counsel and Secretary

Date: October 14, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition, Separation Agreement and Release, between Rory P. Read and the Company, effective October 8, 2014

10.2	Employment Agreement, between Lisa T. Su and the Company, effective October 8, 2014